                                                                   EXHIBIT 10.18


                    COOPERATION AND COLLABORATION AGREEMENT


    THIS COOPERATION AND COLLABORATION AGREEMENT is made and entered into by and between Dade Behring Holdings, Inc., a Delaware corporation, and Hoechst AG, a German corporation.

    WHEREAS, pursuant to the Combination Agreement (as defined below), Hoechst AG has transferred its diagnostics business to Diagnostic Holdings, Inc. in exchange for an equity interest in Diagnostic Holdings, Inc.;

    WHEREAS, following consummation of such combination, Diagnostic Holdings, Inc. has changed its name to Dade Behring Holdings, Inc.;

    WHEREAS, in connection with the combination of Hoechst AG's diagnostics business with and into the business of Dade Behring Holdings, Inc., Hoechst AG and Dade Behring Holdings, Inc. have agreed to set forth a set of basic principles to govern their future discussions concerning strategies and potential projects for cooperation and collaboration in the areas more fully described below; and

    WHEREAS, Dade Behring Holdings, Inc. and Hoechst AG acknowledge that any such close cooperation and collaboration is intended to ensure a smooth transition period for the combination of the two business units and to create synergy effects for the mutual benefit of the parties, which constitutes an essential element in particular for Hoechst AG to enter into said combination.

     NOW, THEREFORE, the parties hereby agree as follows:





                             COOPERATION AGREEMENT
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                                       2

1   DEFINITIONS

The following terms when used herein with initial capital letters shall have the respective meanings set forth below.

    1.1  Areas of Collaboration.  The term "Areas of Collaboration" shall mean
         ----------------------
         access to existing technology, research and development of new technology, manufacturing and marketing of products, all with applicability to both the Life Science Field and the Diagnostic Field as further described in clause 2.1.

    1.2  Combination Agreement.  The term "Combination Agreement" shall refer to
         ---------------------
         the Agreement and Plan of Combination dated June 24, 1997 between Hoechst and DBI.

    1.3  Confidential Information. The term "Confidential Information" shall
         ------------------------
         mean any and all tangible and intangible information of either party, whether oral or in writing or in any other medium, relating to the management, operations, finances, products and technology of the disclosing party, including, without limitation, any and all trade secrets, inventions, know-how, designs, formulations, ingredients, samples, processes, machines, processing and control information, product performance dates, manuals, supplier lists, consumer lists, purchase and sales records, marketing information and computer programs in each case whether developed by the disclosing party or furnished to the disclosing party by other parties.

    1.4  Cooperation Agreement.  The term "Cooperation Agreement" shall refer to
         ---------------------
         this agreement.

    1.5  Diagnostics Field. The term "Diagnostics Field" shall mean the
         -----------------
         research, development, manufacture, marketing, sale, distribution and service of human in vitro diagnostic equipment, reagents, consumable supplies and services.


                             COOPERATION AGREEMENT
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                                       3

    1.6  DBI.  The term "DBI" shall mean Dade Behring Holdings, Inc. (formerly
         ---
         known as Diagnostic Holdings, Inc.) and any subsidiaries of DBI in which it holds direct or indirect beneficial ownership of more than 50% of the voting stock.

    1.7  Effective Date.  The term "Effective Date" shall mean the date of the
         --------------
         closing of the transactions contemplated by the Combination Agreement.

    1.8  Hoechst.  The term "Hoechst" shall mean Hoechst AG and any subsidiaries
         -------
         of Hoechst in which it holds direct or indirect beneficial ownership of more than 50% of the voting stock.

    1.9  Life Sciences Field.  The term "Life Sciences Field" shall mean the
         -------------------
         research, development, manufacture, marketing, sale, distribution and service of pharmaceuticals, agricultural products and veterinary medical products.

    1.10 Specific Collaboration Agreement.  The term "Specific Collaboration
         --------------------------------
         Agreement" shall mean an agreement setting forth terms and conditions agreed to by the parties under which they shall pursue projects in the Areas of Collaboration that have been approved by the Steering Committee.

    1.11 Steering Committee.  The term "Steering Committee" shall mean a
         ------------------
         committee composed of an equal number of representatives appointed by each of the parties that shall meet with a view to implement projects in the Areas of Collaboration.

2   SCOPE OF COLLABORATION

    2.1  In General.  The parties regard each other as principal collaborators
         ----------
         such as that DBI shall be Hoechst's principal collaborator in the Diagnostic Field and Hoechst shall be DBI's principal collaborator in

                             COOPERATION AGREEMENT
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                                       4

         the Life Sciences Field. The parties shall cooperate in good faith to identify and discuss potential projects within the Areas of Collaboration whereby both parties may benefit from a collaborative effort.

    2.2  Areas of Consideration.  The parties are in agreement that the areas to
         ----------------------
         be considered for collaboration include:

         2.2.1 the development of new technology including but not limited to areas of: (i) specific diseases, such as cardiovascular diseases, oncology, osteoporosis, infections, rheumatics, allergies and Alzheimer's disease; (ii) bioinformatics (i.e.,
                                                                        ----
                information received through genome sequencing); and (iii) clinical trials (e.g., the development of tests for drug
                                 ----
                monitoring and in the field of pharmacokinetics; acquisition of clinical utility information on DBI products with DBI bearing any associated incremental costs);

         2.2.2 marketing collaboration including, but not limited to, the areas of: (i) disease management, e.g., in the areas of cardiovascular
                                            ----
                diseases, rheumatoid arthritis and diseases of CNS; (ii) the production of brochures, information and advertising materials;
                (iii) the sponsoring of congresses and opinion leaders; (iv) the coordination of visits of clinics and presentation to the public; and

         2.2.3  collaboration in the field of "managed care".

    2.3  Existing Collaborations.  To the extent there is not a formal
         -----------------------
         collaboration agreement already in place, any collaboration efforts begun prior to the Effective Date between Hoechst and the diagnostics business of Hoechst (which has now been transferred to DBI pursuant to the Combination Agreement) shall be governed by the terms of Specific Collaboration Agreements which are to be negotiated in good


                             COOPERATION AGREEMENT
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                                       5

          faith between Hoechst and DBI as soon as practical after the Effective Date.

          Nothing in this Collaboration Agreement shall be construed such as that it will interfere with existing agreements or negotiations with any third party.

    2.4   New Collaborations.  This Cooperation Agreement shall not in any way
          ------------------
          prohibit either party from collaborating or cooperating with any third party, or from undertaking projects on its own, in any area of endeavor, including but not limited to the Areas of Collaboration; provided, however, that each party shall treat the other as its
          --------  -------
          principal collaborator as set forth in clause 2.1 and consistent therewith shall first offer the other party the opportunity to enter into any collaboration contemplated by such party in the Areas of Collaboration prior to entering into a comparable arrangement with any third party unless such party has a good faith business justification
                      ------
          for choosing not to collaborate with the other party on a particular project. In any event, the parties will use good faith efforts to inform each other prior to entering into detailed discussions with third parties about the intent to collaborate or cooperate within the Areas of Collaboration it being the intention that both parties should be free of outside constraints when evaluating the benefit of entering into a joint collaboration or cooperation.

          Notwithstanding anything in this Cooperation Agreement to the contrary, it is understood and agreed between the parties that nothing in this Cooperation Agreement shall prevent (i) DBI from entering into collaborations or other arrangements with third party pharmaceutical companies in connection with antimicrobial susceptibility testing associated with antimicrobial therapy or (ii) Hoechst from entering into collaborations or other arrangements with third party companies in connection with decentralized near-patient point of care testing and direct pharmaceutical therapy, provided that such third party companies


                             COOPERATION AGREEMENT
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                                       6

          are not in competition with the business of DBI as it exists as of the date hereof.

    2.5   Steering Committee.
          ------------------

          2.5.1 The parties shall form a Steering Committee that will meet on a regular basis during the term of this Cooperation Agreement to present ideas, exchange information, identify potential collaboration projects and ultimately decide about joint projects subject to each party's formal approval. The Steering Committee shall agree upon the timing and location of its meetings. The Chairman of the Strategy Committee of DBI shall serve as the Chairman of the Steering Committee. On the Effective Date, the Chairman of the Steering Committee shall be Uwe Bicker. The Steering Committee members shall be executives of the respective parties that possess the technical knowledge and skill applicable to the Areas of Collaboration.

          2.5.2 Should the Steering Committee unanimously agree to pursue a project within the Areas of Collaboration, it shall appoint the appropriate personnel to determine the specific structure, terms, conditions and other relevant details for a Specific Collaboration Agreement that shall govern such project. The Steering Committee shall oversee and coordinate the implementation of the projects. Any differences at the working level shall be discussed by the Steering Committee with the endeavor to amicably settle such difference.

    2.6   Procedures.  If at any time either DBI or Hoechst desires to pursue a
          ----------
          collaboration project within the Area of Collaboration, then the relevant company shall deliver a written notice to the Chairman of the Steering Committee describing such proposed project or activity in reasonable detail. The Chairman of the Steering Committee will distribute such proposal to the other members of the Steering Committee and to the


                             COOPERATION AGREEMENT
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                                       7

          addressed company. The parties will discuss any such proposals within the next Steering Committee meeting or thereafter, if reasonable, and decide whether to pursue such proposal.

    2.7   Specific Collaboration Agreements.  To the extent appropriate Specific
          ---------------------------------
          Collaboration Agreements shall include terms that address the following:

          (a)  project objectives and overview;

          (b)  project approach and organization;

          (c)  responsibilities and contributions of each of the parties;

          (d)  scheduling, milestones and work plans;

          (e) protection and maintenance of jointly-developed intellectual and industrial property rights;

          (f)  estimated fees and expenses;

          (g)  responsibility for and documentation of costs, fees and expenses;

          (h)  cross-licensing and sub-licensing arrangements;

          (i)  confidentiality provisions;

          (j) termination rules (including survival after termination of this Cooperation Agreement);

          (k) any terms different from those set forth in this Collaboration Agreement that shall govern that project; and

          (l)  any other relevant terms.

                             COOPERATION AGREEMENT
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                                       8

    2.8   Jointly-Developed Inventions.  Hoechst shall grant to DBI in the
          ----------------------------
          Diagnostics Field, and DBI shall grant to Hoechst in the Life Sciences Field, a license to practice inventions developed jointly by the parties pursuant to a collaboration. The terms and conditions of such licenses, as well as licenses of such jointly developed technology in areas outside the Diagnostics and Life Sciences Fields, including but not limited to royalty rates, territory and exclusivity, shall be negotiated in good faith between the parties and, if agreed to prior to the commencement of a collaboration, shall be set forth in the applicable Specific Collaboration Agreement. In recognition of the parties choosing each other as their principal collaborator, the terms of such licenses shall contain "most favored licensee" provisions such that in the event the licensing party subsequently grants a third party a license to the same technology on terms and conditions that, taken in their entirety, are more favorable than those granted to the other party hereto, the other party hereto shall receive the benefit of such more favorable terms, provided that such party also accepts all other terms and conditions included in the third party license agreement.

    2.9   Ownership of Inventions. Nothing herein shall be construed to restrict
          -----------------------
          either party's ownership of or ability to use and otherwise exploit inventions and intellectual property developed solely by that party. If such invention or intellectual property is developed pursuant to a Specific Collaboration Agreement, the exploitation of such invention or intellectual property is subject to the terms of such agreement.

    2.10  Intellectual Property.  Nothing in this Cooperation Agreement shall be
          ---------------------
          construed to grant or convey to either party any title or right to any intellectual or industrial property rights, including but not limited to any patents, copyrights, trade secrets or trademarks, of the other party.


                             COOPERATION AGREEMENT
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                                       9

3   CONFIDENTIALITY

    3.1   In General. Each of the parties acknowledges that it will likely be in
          ----------
          both parties' interest to disclose or provide access to certain Confidential Information to the other party in order to realize any benefit from the collaborations contemplated by this Cooperation Agreement. The parties agree that any such disclosure or access shall be permitted only to the extent necessary to fulfill its obligation of cooperation pursuant to a Specific Collaboration Agreement or hereunder, and that such access shall be permitted only on the terms set forth in this Cooperation Agreement or, as applicable, the Specific Collaboration Agreement.

    3.2   Limited Transfer of Confidential Information. To the extent that
          --------------------------------------------
          either party elects to disclose certain Confidential Information to the other party, the receiving party agrees that:

          3.2.1 it will not use any Confidential Information for any purpose other than in connection with a collaborative project undertaken pursuant to the terms herein and in the Specific Collaboration Agreement, as applicable;

          3.2.2 it will not disclose, utilize, exploit or distribute the Confidential Information or the terms of this Cooperation Agreement or any Specific Collaboration Agreement, or cause the Confidential Information to be exploited or distributed to any third party, except with the prior written consent of the disclosing party;

          3.2.3 it shall take all reasonable steps to protect the Confidential Information from disclosure and, in any event, employ means to protect the Confidential Information that are at least as stringent as those employed to protect its own Confidential Information; and


                             COOPERATION AGREEMENT
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                                       10

          3.2.4 it will not make or permit to be made, without the prior written consent of the disclosing party, any copies or other reproductions of the Confidential Information that the disclosing party may supply to the receiving party hereunder.

    3.3   Exceptions.  The limitations imposed by this Section shall not apply
          ----------
          to:

          3.3.1 information which at the time of disclosure is already possessed by the receiving party as demonstrated by written or other tangible evidence;

          3.3.2 information that is or becomes part of the public domain through no fault of the receiving party;

          3.3.3 information disclosed to the receiving party in good faith by a third party who has an independent right to such information;

          3.3.4 information that is independently developed by an employee of the receiving party who has not received or otherwise been exposed to the information of the other party.

    3.4   Injunctive Relief.   Each party acknowledges and agrees that the
          -----------------
          Confidential Information of the other party is valuable and confidential proprietary information of the other party, that the unauthorized disclosure of any part of the Confidential Information would cause the other party substantial and irreparable injury, and the other party will not have an adequate remedy at law in the event of such unauthorized disclosure. Therefore, each party acknowledges and agrees that the other party shall be entitled to obtain preliminary and permanent injunctive relief in any court of competent jurisdiction against acts of unauthorized disclosure of the Confidential Information, without the posting of bond or other security, in addition to whatever other remedies it may have at law or otherwise.


                             COOPERATION AGREEMENT
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                                       11

    3.5   Return of Materials. To the extent that either party no longer
          -------------------
          requires Confidential Information it has received from the other party, or upon termination of this Cooperation Agreement for any reason, or upon the request of the disclosing party, each party shall promptly return to the disclosing party all documents and materials containing Confidential Information and shall either return or destroy all copies, extracts, summaries, analyses or reproductions containing any Confidential Information, as well as all documents, memoranda, notes and other writings prepared by the receiving party or its agents that are based in whole or in part on any Confidential Information. The receiving party shall provide the disclosing party with a written certification by an authorized officer that such destruction has taken place.

    3.6   No Warranties. Each of the parties acknowledges that neither party
          -------------
          makes any express or implied representation or warranty as to the accuracy, completeness, usefulness or reliability of the Confidential Information. Neither party nor any of its representatives shall have any liability to the other party, express or implied, relating to the use of its Confidential Information or for any errors therein or omissions therefrom.


4   TERM AND IMMEDIATE TERMINATION

    4.1   Term. This Cooperation Agreement shall be in effect from the Effective
          ----
          Date and shall continue for three (3) years. It shall automatically renew for another one-(1)-year period unless terminated by either party with a notice period of ninety (90) days before the start of any such one-(1)-year period.

    4.2   Immediate Termination.  This Cooperation Agreement shall, however,
          ---------------------
          terminate immediately on the date on which Hoechst (and its Affiliates) own less than 75% of the Initial Hoechst Shares. The terms "Affiliate" and "Initial Hoechst Shares" shall have the meanings set forth in that


                             COOPERATION AGREEMENT
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                                       12

          certain Stockholders Agreement dated the date hereof by and between Hoechst and certain stockholders of Diagnostic Holdings, Inc. (now Dade Behring Holdings, Inc.).

    4.3   Termination for Breach.  Either party may terminate this Cooperation
          ----------------------
          Agreement upon ninety (90) days' prior written notice, in the event of the other party's breach which is not cured within such ninety (90) day period.

5   MISCELLANEOUS

    5.1 Amendment and Waiver. This Cooperation Agreement may be amended, or any provision of this Cooperation Agreement may be waived, so long as any such amendment or waiver is set forth in a writing executed by each party hereto. No course of dealing between or among the parties shall be deemed effective to modify, amend or discharge any part of this Cooperation Agreement or any rights or obligations of any party under or by reason of this Cooperation Agreement.

    5.2   Notices. All notices, demands and other communications to be given or
          -------
          delivered under or by reason of the provisions of this Cooperation Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by telecopy (with receipt confirmed) or two days after sent by reputable overnight express courier (charges prepaid). Unless another address is specified in writing, notices, demands and communications to Hoechst and DBI shall be sent to the addresses indicated below:


                             COOPERATION AGREEMENT
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                                       13

          Notices to Hoechst:
          ------------------

               Hoechst AG
               Bruningstrae 50
               D-65929 Frankfurt a.M.
               Germany
               Attn:  Horst Waesche, Member of the Management Board

          Notices to DBI:
          --------------

               Dade Behring Holdings, Inc.
               1717 Deerfield Road
               P.O. Box 778
               Deerfield, Illinois  60015
               U.S.A.
               Attn:  President

          with copy (which shall not constitute notice hereunder) to:
          ----------------------------------------------------------

               Bain Capital, Inc.
               Two Copley Place
               Boston, Massachusetts  02116
               U.S.A.
               Attn:  Stephen G. Pagliuca
                      John Connaughton

    5.3   Assignment. This Cooperation Agreement and all of the provisions
          ----------
          hereof are personal to Hoechst and DBI and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Cooperation Agreement nor any of the rights, interests or obligations hereunder may be assigned, delegated or transferred, by operation or law, sale of stock, change of control or otherwise, voluntarily or involuntarily, without the prior written consent of the other party. Any such purported assignment, transfer or delegation shall be deemed ineffective.

    5.4   Complete Agreement.  The Combination Agreement and this Cooperation
          ------------------
          Agreement contain the complete agreement between the parties with respect to the subject matter herein and supersede any prior


                             COOPERATION AGREEMENT
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                                       14

          understandings, agreements or representations by or between the parties, written or oral.

    5.5   Governing Law.  The validity, construction, and enforceability of this
          -------------
          Cooperation Agreement shall be governed in all respects by the laws of the state of New York, without regard to its conflict of laws rules.

    5.6   Venue. Courts in the federal districts of New York, shall have
          -----
          exclusive venue.

    5.7   No Third-Party Beneficiaries. This Cooperation Agreement is for the
          ----------------------------
          sole benefit of the DBI and Hoechst and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any person or entity, other than the parties hereto and their permitted assigns, any legal or equitable rights hereunder.

    5.8   Order of Precedence. This Cooperation Agreement shall take precedence
          -------------------
          over any Specific Collaboration Agreement, except that the parties may agree to waive or modify a term or terms herein by express reference in a Specific Collaboration Agreement. Any such reference in a Specific Collaboration Agreement shall waive or modify a term or terms of this Cooperation Agreement only with respect to the undertakings contemplated by that Specific Collaboration Agreement.

    5.9   Survival.  Sections 2.8, 2.9, 2.10 and 5.5, and Article 3 of this
          --------
          Cooperation Agreement shall survive expiration or termination of this Cooperation Agreement.

    5.10  Severability.  If any of the provisions contained in this Cooperation
          ------------
          Agreement are or become invalid or impracticable for any reason, including by virtue of the omission of any other provision, the validity of the remaining provisions shall remain unaffected. The invalid or impracticable provision shall be substituted or supplemented by


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                                       15

          provisions that ensure the economic purpose of the invalid or impracticable provision as far as possible.

    5.11  Costs.  Each of the parties shall bear its own costs and expenses in
          -----
          connection with the negotiation and preparation of this Cooperation Agreement and any Specific Collaboration Agreement except as otherwise set forth herein or in any Specific Collaboration Agreement.

    5.12  Relationship of the Parties.  Neither party shall be considered the
          ---------------------------
          agent or representative of the other party.

    5.13  Counterparts.  This Cooperation Agreement may be executed in multiple
          ------------
          counterparts all of which taken together shall constitute one and the same agreement.

                                 *   *   *   *


                             COOPERATION AGREEMENT

    IN WITNESS WHEREOF, the parties have executed this Cooperation Agreement as of the Effective Date.


                                DIAGNOSTICS HOLDINGS, INC.


                                By: /s/ John Connaughton
                                    -------------------------------
                                Its:  VICE PRESIDENT-JOHN CONNAUGHTON



                                HOECHST AG


                                By: /s/ Andreas Pollman
                                    ---------------------------------
                                Its:



                                By:
                                    ---------------------------------
                                Its:


                             COOPERATION AGREEMENT